EXHIBIT 10.1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECOND AMENDMENT TO DRUG DISCOVERY AND DEVELOPMENT AGREEMENT

THIS SECOND AMENDMENT TO DRUG DISCOVERY AND DEVELOPMENT AGREEMENT (“Amendment”), effective as of January 8, 2012 (the “Amendment Date”), is entered into by and between Celgene Corporation, a Delaware corporation, having a principal place of business 86 Morris Avenue, Summit, NJ 07901 (“Celgene”), and Array BioPharma Inc., a Delaware corporation, having a principal place of business at 3200 Walnut Street, Boulder, Colorado 80301 (“Array”).  Celgene and Array are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Capitalized terms used but not defined herein have the meaning assigned to them in the Agreement (as defined below).

WHEREAS, Celgene and Array entered into that certain Drug Discovery and Development Agreement, effective as of September 21, 2007, as amended on June 17, 2009 (collectively, the “Agreement”);

WHEREAS, pursuant to Section 3.5 of the Agreement, the Joint Research Committee [ * ];

WHEREAS, based on the results of the further studies on such Tyk-2 Compound, the Parties agreed that such [ * ] would not be [ * ], thereby ending Array’s obligation to conduct the Discovery Program with respect to the Target [ * ];

WHEREAS, the Parties desire to continue the Discovery Program with respect to the Target [ * ]; and

WHEREAS, the Parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                    This Amendment hereby amends and revises the Agreement to incorporate the terms and conditions set forth in this Amendment.  The relationship of the Parties shall continue to be governed by the terms of the Agreement, as amended.

2.                                    Array shall use Diligent Efforts to continue to conduct the Discovery Program for the Target [ * ] which includes (i) identifying and discovering Compounds that directly modulate [ * ]; and (ii) characterizing, optimizing and supporting the pre-clinical development of such Compounds.  In partial consideration of this Amendment, Celgene will pay to Array One Million Dollars (U.S. $1,000,000) within fifteen (15) days following the Amendment Date for financial support of the [ * ] Discovery Program for a period of [ * ] (“Initial Time Period”).  Celgene shall have the right, but not the obligation, to continue financial support of the Discovery Program for up to an additional

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[ * ]; in such event, Celgene shall pay to Array the sum of [ * ] for each [ * ] that the Discovery Program is extended, such payment to be made prior to the first (1st) day of each additional month (“Extended Time Period”).

3.                                    Upon the request of either Party, and as mutually agreed, or if not so requested and agreed, the later of conclusion of the Initial Time Period or Extended Time Period, the JRC shall, in accordance with Section 3.5.1 of the Agreement, determine whether one or more Compounds that [ * ], are available for [ * ]; provided, however, that, if at least one (1) but [ * ], Celgene shall not have the right to substitute a new Target as set forth in the last two sentences of Section 3.5.1.  At such time, if at least one (1) Compound that [ * ] is available for [ * ], the Parties shall negotiate in good faith, for up to ninety (90) days, the payment terms for Celgene to fund up to [ * ] for the conduct of [ * ].  If (i) no [ * ] is available for [ * ], (ii) Celgene elects not to fund [ * ], or (iii) the Parties are unable, within such 90-day period, to agree on the payment terms for Celgene’s [ * ] funding, then Array shall have no further obligation to continue to conduct the Discovery Program for the Target [ * ].

4.            Selection of Development Compounds and Development Back-Up Compounds, if any, shall be in accordance with the terms of the Agreement, including Sections 3.5.2 and 3.5.3.

5.            For purposes of clarity, the Option Term for the Target [ * ] shall continue in accordance with Section 4.1 of the Agreement (i.e., commencing on the Effective Date).

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IN WITNESS WHEREOF, Celgene and Array have caused this First Amendment to Drug Discovery and Development Agreement to be executed by their respective duly authorized representatives as of the date and year first written above.

CELGENE CORPORATION		ARRAY BIOPHARMA INC.

By:	/s/ Robert J. Hugin	By:	/s/ John R. Moore

Name:	Robert J. Hugin	Name:	John R. Moore

Title:	Chief Executive Officer	Title:	General Counsel

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